SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SunGard Data Systems Inc.

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THIS FILING CONSISTS OF A SYNOPSIS OF VARIOUS NEWS MEDIA ARTICLES REGARDING THE PROPOSED MERGER.

About the Transaction

In connection with the proposed merger, SunGard will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by SunGard at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from SunGard by directing such request to SunGard, Attention: Investor Relations, telephone: (484) 582-5500.

SunGard and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of SunGard’s participants in the solicitation is set forth in SunGard’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

INTERMARKET COMMUNICATIONS

SunGard Weekly Coverage Report

Week Ending April 15, 2005

SunGard Corporate
Coverage Synopsis
April 2005

TAKING SUNGARD PRIVATE: EXAMINING THE IMPACT OF A BLOCKBUSTER DEAL

TowerGroup’s ViewPoint

SunGard has consistently delivered growth and revenue over the last several years, with much of the growth delivered through acquisitions. TowerGroup expects this trend to continue and even accelerate after the leveraged buyout because SunGard will have greater access to capital from the private investors with which to invest and acquire.

April 2005

SUNGARD SHAKES UP BUSINESS UNITS

Waters

SunGard has been restructuring its businesses to refocus the company on its clients’ needs, officials say. A total of six new business units have been created under the financial systems umbrella, each with its own CEO.

April 4, 2005

ACQUISITION SHINES A NEW SPOTLIGHT ON SUNGARD

Global Investment Technology

The $11.3 billion acquisition of SunGard, the integrated software and processing solutions company serving the financial industry, could lead to a reorganization of its myriad business units or spin-off of some of the companies SunGard itself has acquired over the years.

April 7, 2005	AS SURPRISE FADES, QUESTIONS ARE BEING ASKED WHETHER IT MAKES SENSE FOR SUNGARD TO GO PRIVATE GlobalCustodian.com

As shock at the news that SunGard is being taken private in an $11 billion LBO starts to fade, a debate has started on whether the deal makes sense for shareholders. On the face of it, the purchase makes perfect sense for them. The offer price from a consortium of seven leading US private equity firms is $36 a share - above the highest price at which SunGard shares have traded at since reaching nearly $35 at the end of 2003. During the last two years SunGard has traded between $20 and $28 a share.

So the question is whether future growth in shareholder value is now to be pre-empted by the private equity investors, who clearly see something the market did not. On the other hand, freed from the short term, quarterly earnings pressures of a New York Stock Exchange listing - which prompted the now shelved plan to spin off SunGard’s Availability Services business - the company may even be able to focus better on the longer term growth opportunities.

April 11, 2005

WALL STREET RAT RACE SETS SHORT-TERM PACE

The Charlotte Observer

By Jeff Brown

It may seem strange, then, when a perfectly healthy company decides to do the opposite — going from public to private.

But that’s what SunGard Data Systems wants to do. The Wayne, Pa., company said last week it will ask shareholders this summer to approve an $11.3 billion buyout by seven investment firms.

There are a number of reasons for the move, but one stands out. SunGard Chief Executive Officer Cristobal Conde said going private would free the company of the need to meet Wall Street’s quarter-to-quarter profit demands so it could focus on long-term issues.

April 11, 2005

FOLLOW THE MONEY

TheDeal.com

By Vipal Monga

The $11.8 billion leveraged buyout of SunGard Data Systems Inc. could goad investment-grade bond investors into demanding protection from potential downgrades, market participants say.

Wayne, Pa.-based technology provider SunGard will almost certainly be downgraded to junk status after a private equity consortium consisting of Silver Lake Partners, Bain Capital LLC, Blackstone Group LP, Kohlberg Kravis Roberts & Co., Texas Pacific Group, Goldman Sachs Capital Partners and Providence Equity Partners Inc. completes its buyout of the investment-grade company.

April 11, 2005

ON THE SUNGARD LBO

Dealing With Technology

By Eugene Grygo

Of course, in spite of all the assurances to the contrary, the new owner-managers may find it necessary to chop off a few bits and sell them off for the sake of the greater good. But, SunGard is quick to assert, even a chip off the old block will be too cost-prohibitive. So, on face-value alone, it would appear that SunGard’s LBO could foster the widespread product integration that has been talked about for some time now. It would also appear that integration is key to the unified front (pardon the pre-pun) that SunGard has been asked to put forward. And, SunGard is slouching toward integration via Front Capital Systems.

April 14, 2005	SUNGARD DATA SYSTEMS DOWNGRADED TO “MARKET PERFORM” NewRatings Analysts at Wachovia Securities downgrade SunGard Data Systems Inc from “outperform” to “market perform.”

April 15, 2005

ARTISAN MID CAP LIKES UNLIKED NAMES

Investors.com (IBD)

By Paul Katzeff

One of the [Artisan Mid Cap] fund’s holdings, SunGard Data Systems, is about to undergo a transition.

On March 28 the firm announced its takeover by a group of seven private firms. The $11.3 billion deal would be the second largest leveraged buyout in history.

The takeover is an example of a firm taken private so new owners can beef it up more aggressively than they could with a public firm.

April 15, 2005

SUNGARD, ADP, AFFILIATED COMPUTER RESULTS ON TAP

Investors.com (IBD)

By Michael Paige

Several big software and technology service companies are on tap to report higher quarterly revenue and earnings, with SunGard Data Systems Inc. and Automatic Data Processing among the companies reporting.

SunGard, the Wayne, Pa.-based software firm that’s expected to soon be taken private, will report on Thursday, April 21, higher first-quarter earnings as sales rose around 7%, according to a Thomson First Call survey.

April 18, 2005

DEAL MANIA

US News & World Report

By Matthew Benjamin

The original idea behind leveraged buyouts was to purchase a company with undervalued assets and sell them off. Now, the goal for at least some deals seems to be to “look for good companies and make them great,” says Hutchins. That’s apparently the case with SunGard, a fast-growing firm with good cash flow. Hutchins says the company’s value can be greatly enhanced with additional investment and commitment to its long-term strategy, “something the public markets generally do not tolerate.”

Cross Industry Solutions
Coverage Synopsis
April 2005

REFERENCE DATA HEATS UP

Waters

By Dale Richards, President, Enterprise Data Management, SunGard

For many years, data management has been widely acknowledged as a real problem area. However, in good times, and in the absence of strict regulation, many banks either did nothing, or developed expensive and limited solutions in-house. This was mainly because, while undergoing their external research, they found no strong vendor leader with the right long-term commitment, subject matter expertise, and assets necessary to make it work. The consolidation of vendors, and the emergence of strong players committing dollars and expertise, is gradually tipping the scales. The emerging market is ripe for strong players to make a play. It’s similar to what happened in risk management, ERP and trading room software.

April 13, 2005

STANDARD BANK SELECTS SUNGARD’S INTELLIMATCH FOR ENTERPRISE RECONCILIATIONS

Bob’s Guide

SunGard today announced that Standard Bank has licensed intelliMATCH for global matching and reconciliations across all of its branches and lines of business.

April 14, 2005

STANDARD BANK SELECTS SUNGARD’S

GlobalCustodian.com

Standard Bank has licensed SunGard’s intelliMATCH for global matching and reconciliations across all of its branches and lines of business.

Standard Bank chose intelliMATCH as the reconciliation solution to help improve control and processing efficiency across the enterprise. The bank has licensed intelliMATCH to perform cash, securities, confirmations and generic data reconciliation.

March 2005

HOW BANKS WILL LEVERAGE SWIFTNET INVESTMENT

FX&MM

SunGard eProcess Intelligence announced the findings of its annual survey, conducted at Sibos each year, that polls executives in the financial services industry. The survey found that firms are looking for ways to leverage their initial investment in SWIFTNet following last year’s migration projects.

Higher Education & Public Sector
Coverage Synopsis

April 2005

SMART BUYING STRATEGIES IMPROVE INTERNAL EFFICIENCIES AND SAVE MONEY

University Business

At the University of New Mexico, the e-procurement solution is integrated with the administrative system. The result is accounting control added to procurement. UNM, which processes about $180 million a year in purchases, uses HigherMarkets for SCT Banner, a partnership of SCT and SciQuest. The e-procurement system is tied directly to the school’s SCT Luminis Data Integration system giving the school complete control of procurement costs. The overall integrated e-procurement solution enables UNM’s administrative staff to coordinate purchasing, accounting, and financial management operations for improved efficiency and compliance with budgetary and policy guidelines.

“The SciQuest HigherMarkets e-procurement application gives us the capability to do business-to-business purchasing with just a few clicks, while the integration to SCT Banner Finance gives us the control and coordination with accounting that we require,” says Bruce Cherrin, director of Purchasing at the school.

April 8, 2005

SUNGARD SCT HELPS HIGHER EDUCATION ADDRESS ENROLLMENT MANAGEMENT CHALLENGES WITH STUDENT MARKETING TECHNOLOGY

EdNET Week Headlines

SunGard SCT announced a new technology solution designed to help institutions of higher education better meet their recruiting and admissions goals. SCT Student Marketing is a Web-based communications and contact management solution designed to support an institution’s advanced recruiting and admissions processes.

April 10, 2005

SUNGARD SCT SOLUTIONS TO IMPROVE EDUCATION EXPERIENCE AT 22 TEXAS INSTITUTIONS

Distance-Educator.com

In the past year, 22 Texas colleges and universities have chosen SunGard SCT, an operating unit of SunGard, for information technology and services that will help improve the education experience for their more than 500,000 students, faculty, alumni and staff.

April 10, 2005

HOW TO GET TO CLASS DURING A TRANSIT STRIKE

The Toronto Star

Worried about how to get to school on time if there’s a transit strike? Here are some options:

Centennial College: Classes and exams continue as scheduled. Assignments are due on scheduled dates and students unable to submit them in person should contact professors to obtain fax or email information. A “Ride Connect” message board for carpooling is accessible through Campus Pipeline. Information will be posted on the main college website.

April 11, 2005

AMERICAN UNIVERSITY OF KUWAIT RAISES STAKES FOR REGIONAL STUDENT SERVICES

Energyme.com

The American University of Kuwait (AUK) has adopted the SCT Luminis Platform, it was announced today by SunGard SCT, an operating unit of SunGard. AUK’s move to the SCT Luminis Platform, a digital campus portal solution, complements the University’s successful 2004 adoption of SCT Banner, one of the world’s most widely used college administrative solutions. The SCT Luminis Platform and SCT Banner will allow AUK to create a Unified Digital Campus environment in which the University’s constituents can interact seamlessly for learning, teaching, and administration.

April 11, 2005

AMERICAN UNIVERSITY OF KUWAIT RAISES THE STAKES

ITP Technology

The American University of Kuwait (AUK) is adopting the SCT Luminis Platform, a digital campus portal solution, to complement the university’s successful 2004 adoption of SCT Banner, a popular college administrative solution. The SCT Luminis Platform and SCT Banner will allow AUK to create a unified digital campus environment in which the university’s constituents can interact seamlessly for learning, teaching, and administration.

April 11, 2005

AMERICAN UNIVERSITY OF KUWAIT RAISES STAKES FOR REGIONAL STUDENT SERVICES

TMCnet.com

The American University of Kuwait (AUK) has adopted the SCT Luminis Platform, it was announced today by SunGard SCT, an operating unit of SunGard. AUK’s move to the SCT Luminis Platform, a digital campus portal solution, complements the University’s successful 2004 adoption of SCT Banner, one of the world’s most widely used college administrative solutions. The SCT Luminis Platform and SCT Banner will allow AUK to create a Unified Digital Campus environment in which the University’s constituents can interact seamlessly for learning, teaching, and administration.

April 11, 2005

AMERICAN UNIVERSITY OF KUWAIT ADOPTS THE SCT LUMINIS PLATFORM

Kuwait News Agency (KUNA)

The American University of Kuwait (AUK) has adopted the SCT Luminis Platform, it was announced Monday by SunGard SCT, an operating unit of SunGard.

In a statement, President of the AUK Dr. Shafeeq Ghabra said the platform will allow AUK to create a Unified Digital Campus environment in which the University’s constituents can interact seamlessly for learning, teaching, and administration.

April 11, 2005

AMERICAN UNIVERSITY OF KUWAIT RAISES STAKES FOR REGIONAL STUDENT SERVICES

Educause.edu

The American University of Kuwait (AUK) has adopted the SCT Luminis Platform, it was announced today by SunGard SCT, an operating unit of SunGard. AUK’s move to the SCT Luminis Platform, a digital campus portal solution, complements the University’s successful 2004 adoption of SCT Banner, one of the world’s most widely used college administrative solutions. The SCT Luminis Platform and SCT Banner will allow AUK to create a Unified Digital Campus environment in which the University’s constituents can interact seamlessly for learning, teaching, and administration.

April 11, 2005

AMERICAN UNIVERSITY OF KUWAIT RAISES THE STAKES

AME Info

AUK’s move to the SCT Luminis Platform, a digital campus portal solution, complements the University’s successful 2004 adoption of SCT Banner, one of the world’s most widely used college administrative solutions. The SCT Luminis Platform and SCT Banner will allow AUK to create a Unified Digital Campus environment in which the University’s constituents can interact seamlessly for learning, teaching, and administration.

April 11, 2005

AMERICAN UNIVERSITY OF KUWAIT ADOPTS SCT LUMINIS PLATFORM

Menareport.com

The American University of Kuwait (AUK) has adopted the SCT Luminis Platform, it was announced Monday by SunGard SCT, an operating unit of SunGard. AUK’s move to the SCT Luminis Platform, a digital campus portal solution, complements the University’s successful 2004 adoption of SCT Banner, one of the world’s most widely used college administrative solutions. The SCT Luminis Platform and SCT Banner will allow AUK to create a Unified Digital Campus environment in which the University’s constituents can interact seamlessly for learning, teaching, and administration.

April 11, 2005

AMERICAN UNIVERSITY OF KUWAIT ADOPTS SCT LUMINIS PLATFORM

Al-Bawaba.com,

The American University of Kuwait (AUK) has adopted the SCT Luminis Platform, it was announced Monday by SunGard SCT, an operating unit of SunGard. AUK’s move to the SCT Luminis Platform, a digital campus portal solution, complements the University’s successful 2004 adoption of SCT Banner, one of the world’s most widely used college administrative solutions. The SCT Luminis Platform and SCT Banner will allow AUK to create a Unified Digital Campus environment in which the University’s constituents can interact seamlessly for learning, teaching, and administration.

April 12, 2005

AMERICAN UNIVERSITY OF KUWAIT RAISES STAKES FOR REGIONAL STUDENT SERVICES

Kuwait Times

The American University of Kuwait (AUK) has adopted the SCT Luminis Platform, it was announced yesterday by SunGard SCT, an operating unit of SunGard. AUK’s move to the SCT Luminis Platform, a digital campus portal solution, complements the University’s successful 2004 adoption of SCT Banner, one of the world’s most widely used college administrative solutions.

April 12, 2005	SUNGARD SCT OFFERS SOFTWARE DEVELOPMENT KITS TO HIGHER ED USERS UBdaily The special kits are designed to help campus software developers expand the SCT Luminis Platform.

Trading, Treasury & Risk Management
Coverage Synopsis
April 12, 2005

FORD FALLS ON PROFIT OUTLOOK; BOEING, PROCTOR & GAMBLE GAIN

Wall Street Journal

By Karen Talley, Dow Jones Newswires

“The market is suffering from indecision,” said Gail Dudack, chief investment strategist at SunGard Institutional Brokerage. “It hasn’t really yet focused on the fact the economy is not overheating, Fed policy will remain stable, and earnings numbers will come in as good or better than expected.”

April 12, 2005

PELOTON PARTNERS HEDGE FUND TO USE SUNGARD’S FRONT ARENA

Bob’s Guide

SunGard announced today that Peloton Partners LLP, based in London, will deploy SunGard’s FRONT ARENA solution to help manage its new hedge fund, to be launched on 1 June 2005. FRONT ARENA will help Peloton Partners to manage associated pricing, deal capture, position keeping, P&L, risk management and processing in a transparent and seamless environment.

April 13, 2005

PELOTON PARTNERS DEPLOYS SUNGARD FOR HEDGE FUND

Computer Business Review Online

According to SunGard, the Front Arena platform will aim to help Peloton Partners to manage associated pricing, deal capture, position keeping, P&L, risk management and processing in a transparent environment.

April 15, 2005

HSBC SECURITIES (USA) HIRES LEMAN FROM SUNGARD

Wall Street & Technology

James Leman was hired by HSBC Securities (USA) Inc. to strengthen its electronic trading business in the United States. Leman joined as managing director, head of execution trading for the Americas, the brokerage firm announced on Thursday.

Prior to joining HSBC, Leman was president of SunGard’s BRASS business unit where he managed a range of broker/dealer sell-side products, including BRASS, Broker Direct, U2 and UMA, among others, the release stated.

Wealth Management, Brokerage & Clearance
Coverage Synopsis
April 11, 2005

Q&A: MARK LASSWELL< WELLS FARGO INSTITUTIONAL BROKERAGE AND SALES

Operations Management

Q: What vendor systems have you relied on for improved processes?

A: We use vendor and proprietary systems – Phase3 offered by SunGard Securities Processing is our main back-office system and Bloomberg.

April 11, 2005	WELLS FARGO ARM TO DIGITIZE REPOS Operations Management Middleware creates communication linkages between Bloomberg and SunGard Securities Processing, the vendor of Phase3, a back-office system.

April 11, 2005

SUNGARD’S APSYS STRENGTHENS UK MANAGEMENT TEAM WITH SENIOR APPOINTMENT

Bob’s Guide

SunGard today announced the appointment of Damian Powell to the position of general manager of SunGard’s APSYS business unit.

April 12, 2005

SUNGARD HIRES DAMIAN POWELL FROM BEAUCHAMP FINANCIAL TECHNOLOGY

GlobalCustodian.com

SunGard has appointed Damian Powell to the position of general manager of SunGard’s APSYS business unit. Powell joins SunGard from Beauchamp Financial Technology Limited where he was director and head of sales for EMEA and Asia.

April 14, 2005

FIRST NATIONAL WEALTH MANAGEMENT SELECTS INDATA I.M.S. FOR TRADE ORDER MANAGEMENT

Wall Street & Technology

Phoenix, Ariz.-based First National Wealth Management has gone live with the INDATA I.M.S. Precision Trading Solution through an interface with the SunGard Charlotte Trust Accounting solution. The INDATA I.M.S. system will provide a suite of products for compliance, trade order management, portfolio management and CRM.